UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2008
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951) 271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 29, 2008, Vineyard National Bancorp (the “Company”) and First Tennessee Bank National Association (“First Tennessee”) entered into that certain Fifth Modification Agreement and Covenant Waiver (the “Modification Agreement”) which, among other things, extended the maturity date of the Company’s loan from First Tennessee from August 29, 2008 to October 28, 2008, granted and/or extended the waiver by First Tennessee of certain financial and other covenant failures of the Company, including the signing of a consent order with the Office of the Comptroller of the Currency, which constituted an event of default, through October 28, 2008.  The outstanding balance of the loan was $48,300,000 at August 29, 2008.

The foregoing description of the Modification Agreement is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fifth Modification Agreement and Covenant Waiver dated August 29, 2008 between Vineyard National Bancorp and First Tennessee Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vineyard National Bancorp
(Registrant)

Dated: August 29, 2008	By:	/s/ Gordon Fong
	Name:	Gordon Fong
	Title:	Executive Vice President and Chief Financial Officer